UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2020

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07           Submission of Matters to a Vote of Security Holders

On May 6, 2020, Six Flags Entertainment Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were voted on and, with approximately 85% percent of the shares voted, the final results for the votes regarding each proposal are set forth below.

1.Election of Directors. The following seven nominees were elected to the Board of Directors of the Company to serve for the ensuing year and until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
B. Ben Baldanza	58,115,008	2,000,476	11,560,256
Selim Bassoul	58,106,475	2,009,009	11,560,256
Kurt M. Cellar	56,373,382	3,742,102	11,560,256
Nancy A. Krejsa	56,081,224	4,034,260	11,560,256
Richard W. Roedel	39,348,544	20,766,940	11,560,256
Arik Ruchim	57,544,603	2,570,881	11,560,256
Michael Spanos	50,912,602	9,202,882	11,560,256

2.Advisory Vote to Ratify Independent Accounting Firm. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020, was ratified on an advisory basis.

For	Against	Abstain	Broker Non-Votes
70,240,894	971,481	463,365	—

3.Advisory Vote to Approve Executive Compensation. The compensation paid to the Company's named executive officers was approved on an advisory basis.

For	Against	Abstain	Broker Non-Votes
56,166,695	3,447,222	501,567	11,560,256

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President and General Counsel

Date: May 8, 2020